EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

BioTime, Inc
Berkeley, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 6, 2004, relating to the financial statements of BioTime, Inc. appearing in the Company's Annual Report of Form 10-K for the year ended December 31, 2003. Our report contains an explanatory paragraph related to the development stage of BioTime's operations.

San Francisco, California
February 9, 2005